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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT AUDITORS - FORMER

    We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-86016, 333-95149 and 33-32504) pertaining to the MPSI Systems Inc. 1988 Stock Option Plan, the MPSI Systems Inc. 1998 Stock Plan and the MPSI Systems Inc. Matching Investment Plan of our report dated February 25, 2002, with respect to the September 30, 2001 and 2000 consolidated financial statements and schedule of MPSI Systems Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.



                                                               ERNST & YOUNG LLP


Tulsa, Oklahoma
April 14, 2003